CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-214784, 333-216965) and on Form S-8 (Nos. 333-225562, 333-89369, 333-37400, 333-40430, 333-42974, 333-43996, 333-111543, 333-117068, 333-127989, 333-137314, 333-141245, 333-153766, 333-175885, 333-196775, 333-213699 and 333-218878) of Internap Corporation of our report dated March 13, 2017, except for the change in composition of reportable segments discussed in Note 2 (not presented herein) to the consolidated financial statements appearing under Part IV of the Company’s 2017 annual report on Form 10-K and the effects of the reverse stock split discussed in Note 14, as to which the date is March 15, 2018, and except for the change in composition of reportable segments discussed in Note 2, as to which the date is March 18, 2019, relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
March 18, 2019